

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC Form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER>1000000

<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                                  DEC-31-1998
<PERIOD-START>                                     JAN-01-1999
<PERIOD-END>                                       JUN-30-1999
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                6,839
<OTHER-PROPERTY-AND-INVEST>                              4,365
<TOTAL-CURRENT-ASSETS>                                   2,012
<TOTAL-DEFERRED-CHARGES>                                 5,251
<OTHER-ASSETS>                                               0
<TOTAL-ASSETS>                                          18,467
<COMMON>                                                 3,096  <F1>
<CAPITAL-SURPLUS-PAID-IN>                                    0
<RETAINED-EARNINGS>                                      1,089
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           4,012  <F2>
<PREFERRED-MANDATORY>                                    1,113
<PREFERRED>                                                 95
<LONG-TERM-DEBT-NET>                                     4,840
<SHORT-TERM-NOTES>                                           0
<LONG-TERM-NOTES-PAYABLE>                                    0
<COMMERCIAL-PAPER-OBLIGATIONS>                           1,288
<LONG-TERM-DEBT-CURRENT-PORT>                              851
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                                 50
<LEASES-CURRENT>                                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                           6,218
<TOT-CAPITALIZATION-AND-LIAB>                           18,467
<GROSS-OPERATING-REVENUE>                                3,231
<INCOME-TAX-EXPENSE>                                       266  <F3>
<OTHER-OPERATING-EXPENSES>                               2,333
<TOTAL-OPERATING-EXPENSES>                               2,597
<OPERATING-INCOME-LOSS>                                    634
<OTHER-INCOME-NET>                                          16
<INCOME-BEFORE-INTEREST-EXPEN>                             650
<TOTAL-INTEREST-EXPENSE>                                   281  <F4>
<NET-INCOME>                                              (421) <F5>
<PREFERRED-STOCK-DIVIDENDS>                                 52
<EARNINGS-AVAILABLE-FOR-COMM>                             (421)
<COMMON-STOCK-DIVIDENDS>                                   238
<TOTAL-INTEREST-ON-BONDS>                                  201
<CASH-FLOW-OPERATIONS>                                     603
<EPS-BASIC>                                            (1.90)
<EPS-DILUTED>                                            (1.90)

<F1>Includes Treasury Stock of ($507) million.
<F2>Includes Foreign Currency Translation Adjustment of ($170) million.
<F3>Federal  and  State  Income  Taxes  for  Other  Income  of $2  million  were incorporated into this line for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F4>Total interest expense includes Preferred Securities Dividends Requirements.
<F5> Net Loss includes an  extraordinary  charge of $790 million,  net of tax of
     $345 million. The extraordinary charge impacted EPS (basic and diluted) by $(3.57).

